Exhibit 99.1

Tronox Reports Third Quarter 2017 Financial Results

Third Quarter Highlights (1):

•	Strong performance - strategically, financially and operationally
•	Revenue of $435 million up 28 percent versus prior year
•	GAAP diluted EPS from continuing operations of ($0.26); adjusted EPS from continuing operations of $0.08 (Non-GAAP)
•	Income from continuing operations of $51 million; adjusted EBITDA of $123 million up 112 percent versus prior year (Non-GAAP)
•
TiO2 income from operations of $75 million, up more than four-fold and adjusted EBITDA of $136 million up 79 percent versus prior year; adjusted EBITDA margin of 31 percent; free cash flow of $120 million (2)

•	All funds now assembled to complete the planned Cristal transaction; cash and cash equivalents of $1,058 million; total liquidity of $1,296 million(3); additional $650 million of restricted cash

Strategic Developments:

•	Sale of Alkali Chemicals business for $1,325 million completed on September 1, 2017; Alkali no longer reported as a segment(1)
•	Debt refinancing lowered cost of debt, extended maturities, increased liquidity and added pay down flexibility; completed on September 22, 2017
•	Shareholder approval to issue 37.58 million Class A Shares to Cristal in connection with the acquisition of Cristal’s TiO2 business received on October 2, 2017
•	Secondary offering of 22.425 million Class A shares completed by Exxaro Resources Limited on October 10, 2017
•	Cristal TiO2 acquisition integration planning proceeding on schedule

1)	Continuing operations include TiO2 and Corporate; Alkali Chemicals reported as a discontinued business; all prior periods reclassified accordingly
2)	Free cash flow equals cash flow provided by (used in) operating activities less capital expenditures (Non-GAAP)
3)	Total liquidity includes cash on hand and availability under current revolvers

STAMFORD, Conn., (November 8, 2017) – Tronox Limited (NYSE:TROX) reported revenue of $435 million for the third quarter 2017, up 28 percent from $339 million in the year-ago quarter and up 3 percent from $421 million in the prior quarter.  Income from operations of $51 million compared to nil in the year-ago quarter and $31 million in the prior quarter.  Net loss from continuing operations attributable to Tronox Limited was $31 million, or ($0.26) per diluted share, compared to a net loss from continuing operations attributable to Tronox Limited of $60 million, or ($0.53) per diluted share in the year-ago quarter and net loss from continuing operations attributable to Tronox Limited of $19 million, or ($0.16) per diluted share in the prior quarter.  Loss from continuing operations attributable to Tronox Limited included Cristal acquisition-related expenses of $13 million and a loss on the extinguishment of debt of $28 million. Excluding acquisition expenses and the loss on the extinguishment of debt, adjusted net income from continuing operations attributable to Tronox Limited (Non-GAAP) was $10 million, or $0.08 per diluted share. Net loss from discontinued operations, net of tax, was $216 million or ($1.81) per diluted share, including a loss on the sale of Alkali Chemicals of $233 million.  Adjusted EBITDA of $123 million was 112 percent higher than the $58 million reported in the year-ago quarter and 24 percent higher than the $99 million reported in the prior quarter.

1 | Page

The Board of Directors declared a quarterly dividend of $0.045 per share payable on December 1, 2017, to shareholders of record of the company’s Class A and Class B ordinary shares at the close of business on November 20, 2017.

Peter Johnston, chief executive officer of Tronox, said: “The third quarter was a very successful one for us - strategically, financially and operationally.  Our TiO2 business continued to deliver strong results, posting revenue growth of 28 percent, adjusted EBITDA growth of 79 percent and free cash flow of $120 million. TiO2 adjusted EBITDA margin was 31 percent. The last time a 31 percent adjusted EBITDA margin was achieved was the third quarter of 2012, when TiO2 pigment selling prices were 33 percent higher.  This level of performance clearly reflects the benefits of our vertical integration with all our assets in full operation and the extraordinary work by our global TiO2 team to reduce costs through the successful implementation of their Operational Excellence program.

“We also made great progress on our strategic developments”, said Johnston.  “We completed the sale of Alkali Chemicals for $1.325 billion.  We refinanced a significant portion of our balance sheet that lowered our cost of debt, extended maturities, increased liquidity and provided additional pay-down flexibility.  All funds are now assembled to complete the planned Cristal transaction.  Shareholder approval was received to issue 37.58 million Class A Shares to Cristal in connection with the transaction.  A secondary offering of 22.425 million of our Class A shares was successfully completed by Exxaro Resources Limited.  Most importantly, our Cristal TiO2 acquisition integration planning continues to proceed on schedule so that we can from day one begin to realize the substantial value creation enabled by our combination.  We are confident that 2017 will be a year of strong performance and that 2018 will be a transformational one for Tronox.”

2 | Page

Third Quarter 2017

Tronox TiO2

TiO2 segment revenue of $435 million increased 28 percent compared to $339 million in the year-ago quarter, driven primarily by higher selling prices for pigment, zircon and pig iron.   Pigment sales of $317 million increased 22 percent compared to $260 million in the year-ago quarter, as sales volumes increased 1 percent and average selling prices increased 21 percent (20 percent on a local currency basis).  Pigment selling prices were higher in all regions.  Titanium feedstock and co-products sales of $108 million increased 69 percent from $64 million in the year-ago quarter, driven by higher selling prices for zircon, natural rutile and pig iron, as well as higher sales volumes for zircon, pig iron and CP titanium slag.  Zircon sales volumes increased 10 percent and selling prices increased 19 percent. Natural rutile sales volumes were 3 percent lower while selling prices increased 5 percent.  Pig iron sales volumes increased 148 percent and selling prices increased 33 percent.  CP titanium slag sales occurred in the third quarter, whereas there were no sales in the prior-year quarter.  Ilmenite sales volumes increased 77 percent while selling prices decreased 5 percent due to product mix.

Compared sequentially, TiO2 segment revenue of $435 million increased 3 percent versus $421 million in the prior quarter, driven primarily by higher zircon and pig iron sales volumes and higher pigment and zircon selling prices.  Pigment sales of $317 million were 4 percent higher than sales of $306 million in the prior quarter, as sales volumes were 5 percent lower, reflecting a normal seasonally lighter third quarter, while selling prices increased 9 percent (7 percent on a local currency basis).  Selling prices were higher in all regions.  Titanium feedstock and co-products sales of $108 million increased 9 percent from $99 million in the second quarter.  Zircon sales volumes increased 23 percent, as a shipment made in the quarter moved from the second quarter, while selling prices increased 13 percent.  Natural rutile sales volumes were 27 percent lower, while selling prices were level to the prior quarter.  Pig iron sales volumes increased 39 percent and selling prices were 2 percent higher.  Sales volumes for CP titanium slag were 33 percent lower than the second quarter, when a larger shipment was made and selling prices decreased 5 percent.  Ilmenite sales volumes decreased 66 percent, also due to shipment timing, while selling prices improved 3 percent.

3 | Page

TiO2 segment adjusted EBITDA of $136 million was 79 percent higher than $76 million in the year-ago quarter, driven primarily by higher selling prices for pigment and zircon and the benefit of higher production efficiency across our integrated operations.  Compared sequentially, segment adjusted EBITDA of $136 million improved by 11 percent, from $123 million in the prior quarter, driven by higher pigment selling prices, higher zircon sales volumes and selling prices, and the benefit of higher production efficiency across our integrated operations. TiO2 segment income from operations of $75 million increased from $17 million in the year-ago quarter and $61 million in the prior quarter.  TiO2 delivered free cash flow of $120 million in the third quarter, as cash provided by operating activities was $142 million and capital expenditures were $22 million.

Corporate

Corporate loss from operations was $24 million, compared to a loss from operations of $17 million in the year-ago quarter and a loss from operations of $30 million in the prior quarter.  The loss from operations in the third quarter included professional fees of $13 million related to the Cristal transaction, offset by $5 million of Alkali transactional expenses that were reclassified to discontinued operations.  Corporate adjusted EBITDA of ($13) million compared to ($18) million in the year-ago quarter and ($24) million in the prior quarter.  Corporate cash used in operations was $105 million and capital expenditures were $1 million.  The $105 million of cash use includes $50 million related to semi-annual bond interest payments, made in the first and third quarters each year, $21 million of transaction costs related to the sale of Alkali Chemicals, and $13 million of transaction costs related to the Cristal acquisition.

Consolidated

Selling, general and administrative expenses were $55 million in the third quarter, compared to $47 million in the year-ago quarter and $63 million in the prior quarter. The selling, general and administrative expenses in the third quarter included the net $8 million of professional fees related to the Cristal and Alkali transactions described above.  Interest and debt expense of $47 million compares to $46 million in the year-ago quarter and $47 million in the prior quarter.  On September 30, 2017, gross consolidated debt was $3,140 million, and debt net of cash and cash equivalents was $2,082 million.  Liquidity was $1,296 million, cash and cash equivalents were $1,058 million and we had an additional $650 million of restricted cash for the planned Cristal acquisition.  Capital expenditures were $23 million and depreciation, depletion and amortization expense was $45 million.

4 | Page

Webcast Conference Call

Tronox will conduct a conference call on Thursday, November 9, 2017, at 8:30 a.m. ET (New York).  The live call is open to the public via Internet broadcast and telephone.

Internet Broadcast:  http://www.tronox.com/
Dial-in telephone numbers:
U.S. / Canada: +1.877.831.3840
International: +1.253.237.1184
Conference ID: 98785994
Conference Call Presentation Slides will be used during the conference call and are available on our website at http://www.tronox.com/

Webcast Conference Call Replay: Available via the Internet and telephone beginning on Thursday, November 9, 2017 at 11:30 a.m. ET (New York), until 11:30 p.m. ET (New York), on Tuesday, November 14, 2017.

Internet Replay: www.tronox.com
Replay dial-in telephone numbers:
U.S. / Canada: +1.855.859.2056
International: +1.404.537.3406
Conference ID: 98785994

Upcoming Conferences

During the fourth quarter 2017, a member of management is scheduled to present at the following conferences:

•	Citi Basic Materials Conference, New York, November 28, 2017
•	Goldman Sachs Metals & Mining Conference, New York, November 29, 2017

5 | Page

Accompanying conference materials will be available at http://investor.tronox.com

About Tronox

Tronox Limited is a vertically integrated mining and inorganic chemical business. The Company mines and processes titanium ore, zircon and other minerals, and manufactures titanium dioxide pigments that add brightness and durability to paints, plastics, paper, and other everyday products. For more information, visit tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Form 10-Q for the period ended June 30, 2017 and our Annual Report on Form 10-K for the year ended December 31, 2016.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

6 | Page

Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding Tronox Limited's operating results, we have disclosed in this press release certain non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow and Adjusted net loss attributable to Tronox.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the company may be different from non-U.S. GAAP financial measures presented by other companies.  The non-U.S. GAAP financial measures are provided to enhance the user's overall understanding of the company's operating performance. Specifically, the company believes the non-U.S. GAAP information provides useful measures to investors regarding the company's financial performance by excluding certain costs and expenses that the company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:

•
Reflect Tronox Limited's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

•
Provide useful information to investors and others in understanding and evaluating Tronox Limited's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods;

•
Provide additional view of the operating performance of the company by adding interest expenses, taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt  and stock-based compensation charges attempt to exclude items that are either non-cash or unusual in nature;

7 | Page

•	Assist investors to assess the company's compliance with financial covenants under its debt instruments;
•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies, and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net loss attributable to Tronox Limited” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

Media Contact: Bud Grebey
Direct: +1.203.705.3721

Investor Contact: Brennen Arndt
Direct: +1.203.705.3722

8 | Page

TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$435	$339	$1,234	$957
Cost of goods sold	329	291	971	877
Gross profit	106	48	263	80
Selling, general, and administrative expenses	(55)	(47)	(186)	(135)
Restructuring income (expense)	-	(1)	1	(2)
Income (loss) from operations	51	-	78	(57)
Interest and debt expense, net	(47)	(46)	(140)	(138)
Gain (loss) on extinguishment of debt	(28)	-	(28)	4
Other income (expense), net	12	(10)	5	(22)
Income (loss) from continuing operations before income taxes	(12)	(56)	(85)	(213)
Income tax provision	(13)	(6)	(10)	(25)
Net income (loss) from continuing operations	(25)	(62)	(95)	(238)
Income (loss) from discontinued operations, net of tax	(216)	23	(179)	55
Net income (loss)	(241)	(39)	(274)	(183)
Net income (loss) attributable to noncontrolling interest	6	(2)	11	(1)
Net income (loss) attributable to Tronox Limited	$(247)	$(37)	$(285)	$(182)

Net income (loss) per share, basic and diluted:
Continuing operations	$(0.26)	$(0.53)	$(0.89)	$(2.04)
Discontinued operations	$(1.81)	$0.20	$(1.51)	$0.47
Net income (loss) per share, basic and diluted	$(2.07)	$(0.33)	$(2.40)	$(1.57)

Weighted average shares outstanding, basic and diluted (in thousands)	119,405	116,219	118,908	116,108

Other Operating Data:
Capital expenditures	$23	$24	$63	$59
Depreciation, depletion and amortization expense	$45	$45	$136	$131

9 | Page

TRONOX LIMITED
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS)
ATTRIBUTABLE TO TRONOX LIMITED  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX LIMITED (NON-U.S. GAAP)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income (loss) attributable to Tronox Limited (U.S. GAAP)	$(247)	$(37)	$(285)	$(182)
Income (loss) from discontinued operations, net of tax (U.S. GAAP)	(216)	23	(179)	55
Net income (loss) from continuing operations attributable to Tronox Limited (U.S. GAAP)	$(31)	$(60)	$(106)	$(237)
Acquisition related matters (a)	13	-	33	-
Restructuring (income) expense (b)	-	1	(1)	2
(Gain) loss on extinguishment of debt (c)	28	-	28	(4)
Adjusted net income (loss) from continuing operations attributable to Tronox Limited (non-U.S. GAAP) (d)	$10	$(59)	$(46)	$(239)

Basic and diluted net income (loss) per share from continuing operations (U.S. GAAP)	$(0.26)	$(0.53)	$(0.89)	$(2.04)

Acquisition related expense, per share	0.11	-	0.28	-
Restructuring (income) expense, per share	-	0.02	(0.02)	0.02
(Gain) loss on extinguishment of debt, per share	0.23	-	0.24	(0.04)
Diluted adjusted net income (loss) from continuing operations per share attributable to Tronox Limited (non-U.S. GAAP)	$0.08	$(0.51)	$(0.39)	$(2.06)

Weighted average shares outstanding, diluted (in thousands)	119,405	116,219	118,908	116,108

(a)
Represents transaction costs associated with the Cristal Transaction which were recorded in "Selling, general and administrative expenses" in the unaudited Condensed Consolidated Statements of Operations during the three and nine months ended September 30, 2017.

(b)
Represents severance costs associated with the shutdown of our sodium chlorate plant and other global restructuring efforts, which was recorded in "Restructuring (income) expense" in the unaudited Condensed Consolidated Statements of Operations.

(c)
Represents a $28 million loss which includes a $22 million loss associated with the redemption of the outstanding balance of the Senior Notes due 2020, $1 million of unamortized original debt issuance costs from the repayment of the UBS Revolver, and $5 million of debt issuance costs from the refinancing activities associated with the term loans. During 2016, the $4 million gain was associated with the repurchase of $20 million face value of our Senior Notes due 2020 and Senior Notes 2022.  These amounts were recorded in “Gain (loss) on extinguishment of debt” in the unaudited Condensed Consolidated Statements of Operations.

(d)	No income tax impact given full valuation allowance except for South Africa restructuring related costs of less than $1 million.

10 | Page

TRONOX LIMITED
SEGMENT INFORMATION
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales (TiO2)	$435	$339	$1,234	$957

TiO2 segment	$75	$17	$168	$(12)
Corporate	(24)	(17)	(90)	(45)
Income (loss) from operations	51	-	78	(57)
Interest and debt expense, net	(47)	(46)	(140)	(138)
Gain (loss) on extinguishment of debt	(28)	-	(28)	4
Other income (expense), net	12	(10)	5	(22)
Income (loss) from continuing operations before income taxes	(12)	(56)	(85)	(213)
Income tax provision	(13)	(6)	(10)	(25)
Net income (loss) from continuing operations	(25)	(62)	(95)	(238)
Income (loss) from discontinued operations, net of tax	(216)	23	(179)	55
Net income (loss)	(241)	(39)	(274)	(183)
Net income (loss) attributable to noncontrolling interest	6	(2)	11	(1)
Net income (loss) attributable to Tronox Limited	$(247)	$(37)	$(285)	$(182)

11 | Page

TRONOX LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	September 30, 2017	December 31 2016

ASSETS
Current Assets
Cash and cash equivalents	$1,058	$248
Restricted cash	653	3
Accounts receivable, net of allowance for doubtful accounts	309	278
Inventories, net	459	499
Prepaid and other assets	44	28
Income taxes receivable	1	11
Total assets of discontinued operations	-	1,671
Total current assets	2,524	2,738

Noncurrent Assets
Property, plant and equipment, net	1,069	1,092
Mineral leaseholds, net	859	877
Intangible assets, net	203	223
Inventories, net	14	14
Other long-term assets	22	20
Total assets	$4,691	$4,964

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$155	$136
Accrued liabilities	131	150
Short-term debt	-	150
Long-term debt due within one year	11	16
Income taxes payable	2	1
Total liabilities of discontinued operations	-	111
Total current liabilities	299	564

Noncurrent Liabilities
Long-term debt, net	3,129	2,888
Pension and postretirement healthcare benefits	100	114
Asset retirement obligations	78	73
Long-term deferred tax liabilities	161	151
Other long-term liabilities	18	21
Total liabilities	3,785	3,811

Commitments and Contingencies
Shareholders’ Equity
Tronox Limited Class A ordinary shares, par value $0.01 — 68,767,566 shares issued and 68,591,094 shares outstanding at September 30, 2017 and 65,998,306 shares issued and 65,165,672 shares outstanding at December 31, 2016	1	1
Tronox Limited Class B ordinary shares, par value $0.01 — 51,154,280 shares issued and outstanding at September 30, 2017 and December 31, 2016.	-	-
Capital in excess of par value	1,542	1,524
Accumulated deficit	(321)	(19)
Accumulated other comprehensive loss	(474)	(497)
Total Tronox Limited shareholders' equity	748	1,009
Noncontrolling interest	158	144
Total equity	906	1,153
Total liabilities and equity	$4,691	$4,964

12 | Page

TRONOX LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Nine Months Ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$(274)	$(183)
Income (loss) from discontinued operations, net of tax	(179)	55
Net income (loss) from continuing operations	$(95)	$(238)
Adjustments to reconcile net loss from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	136	131
Deferred income taxes	8	(5)
Share-based compensation expense	26	18
Amortization of deferred debt issuance costs and discount on debt	9	8
Pension and postretirement healthcare benefit expense	2	-
(Gain) loss on extinguishment of debt	28	(4)
Other, net	22	35
Contributions to employee pension and postretirement plans	(18)	(15)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net	(29)	(3)
(Increase) decrease in inventories, net	48	94
(Increase) decrease in prepaid and other assets	(16)	(3)
Increase (decrease) in accounts payable and accrued liabilities	(27)	(33)
Increase (decrease) in income taxes payable	-	28
Cash provided by operating activities, continuing operations	94	13

Cash Flows from Investing Activities:
Capital expenditures	(63)	(59)
Debt proceeds restricted for Cristal acquisition	(650)	-
Proceeds from the sale of business	1,325	-
Proceeds from the sale of assets	-	1
Cash provided by (used in) investing activities, continuing operations	612	(58)

Cash Flows from Financing Activities:
Repayments of long-term debt	(2,342)	(27)
Repayments of short-term debt	(150)	-
Proceeds from long-term debt	2,589	-
Debt issuance costs	(36)	-
Call premium paid	(14)	-
Proceeds from options and warrants	1	-
Dividends paid	(17)	(40)
Restricted stock and performance-based shares settled in cash for taxes	(11)	(1)
Cash provided by (used in) financing activities, continuing operations	20	(68)

Discontinued Operations:
Cash provided by operating activities	107	112
Cash used in investing activities	(25)	(29)
Net cash flows provided by discontinued operations	82	83

Effects of exchange rate changes on cash and cash equivalents	2	3
Net increase (decrease) in cash and cash equivalents	810	(27)
Cash and cash equivalents at beginning of period	248	229
Cash and cash equivalents at end of period, continuing operations	$1,058	$202

13 | Page

TRONOX LIMITED
CONDENSED STATEMENT OF FREE CASH FLOWS (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	TiO2	Corporate	Consolidated	TiO2	Corporate	Consolidated

Income (loss) from operations (U.S. GAAP)	$75	$(24)	$51	$168	$(90)	$78
Depreciation, depletion and amortization expense	44	1	45	132	4	136
Other	17	10	27	44	27	71
Adjusted EBITDA (non-U.S. GAAP)	$136	$(13)	$123	$344	$(59)	$285

Adjusted EBITDA (non-U.S. GAAP)	$136	$(13)	$123	$344	$(59)	$285
Interest paid, net of capitalized interest and interest income	-	(73)	(73)	-	(157)	(157)
Income tax provision	-	(13)	(13)	-	(10)	(10)
Transaction costs	-	(13)	(13)	-	(33)	(33)
Contributions to employee pension and postretirement plans	(9)	-	(9)	(18)	-	(18)
Deferred income taxes	-	6	6	-	8	8
Other	3	40	43	3	40	43

Changes in assets and liabilities
(Increase) decrease in accounts receivable, net	6	-	6	(29)	-	(29)
(Increase) decrease in inventories, net	11	-	11	48	-	48
(Increase) decrease in prepaid and other assets	(2)	(4)	(6)	(12)	(4)	(16)
Increase (decrease) in accounts payable and accrued liabilities	(3)	(34)	(37)	3	(30)	(27)
Increase (decrease) in income taxes payable	-	(1)	(1)	-	-	-
Subtotal	12	(39)	(27)	10	(34)	(24)

Cash provided by (used in) operating activities, continuing operations	142	(105)	37	339	(245)	94

Capital expenditures	(22)	(1)	(23)	(61)	(2)	(63)
Free cash flow (non-U.S. GAAP)	$120	$(106)	$14	$278	$(247)	$31

14 | Page

TRONOX LIMITED
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

Net income (loss) (U.S. GAAP)	$(241)	$(39)	$(274)	$(183)
Income (loss) from discontinued operations, net of tax (U.S. GAAP)	(216)	23	(179)	55
Net income (loss) from continuing operations (U.S. GAAP)	(25)	(62)	(95)	(238)
Interest and debt expense, net	47	46	140	138
Interest income	(3)	-	(5)	(2)
Income tax provision	13	6	10	25
Depreciation, depletion and amortization expense	45	45	136	131
EBITDA (non-U.S. GAAP)	77	35	186	54
Share-based compensation (a)	5	8	26	18
Transaction costs (b)	13	-	33	-
Restructuring (income) expense (c)	-	1	(1)	2
(Gain) loss on extinguishment of debt (d)	28	-	28	(4)
Foreign currency remeasurement (e)	(5)	14	1	32
Other items (f)	5	-	12	4
Adjusted EBITDA (non-U.S. GAAP) (g)	$123	$58	$285	$106

(a)	Represents non-cash share-based compensation.
(b)
Represents transaction costs associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.

(c)
Represents severance and other costs associated with the shutdown of our sodium chlorate plant, and other global restructuring efforts which was recorded in "Restructuring income (expense)" in the unaudited Condensed Consolidated Statements of Operations.

(d)
Represents a $28 million loss which includes a $22 million loss associated with the redemption of the outstanding balance of the Senior Notes due 2020, $1 million of unamortized original debt issuance costs from the repayment of the UBS Revolver, and $5 million of debt issuance costs from the refinancing activities associated with the term loans. During 2016, the $4 million gain was associated with the repurchase of $20 million face value of our Senior Notes due 2020 and Senior Notes 2022.  These amounts were recorded in “Gain (loss) on extinguishment of debt” in the unaudited Condensed Consolidated Statements of Operations.

(e)	Represents foreign currency remeasurement which is included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.
(f)
Includes noncash pension and postretirement costs, severance expense, accretion expense, insurance settlement gain and other items included in “Selling, general and administrative expenses” and “Cost of goods sold” in the unaudited Condensed Consolidated Statements of Operations.

(g)	No income tax impact given full valuation allowance except for South Africa related restructuring costs.

The following table reconciles income (loss) from operations, the comparable measure for segment reporting under U.S. GAAP, to Adjusted EBITDA by segment for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

TiO2 segment	$75	$17	$168	$(12)
Corporate	(24)	(17)	(90)	(45)
Income (loss) from operations (U.S. GAAP)	51	-	78	(57)

TiO2 segment	44	44	132	127
Corporate	1	1	4	4
Depreciation, depletion and amortization expense	45	45	136	131

TiO2 segment	17	15	44	41
Corporate	10	(2)	27	(9)
Other	27	13	71	32

TiO2 segment	136	76	344	156
Corporate	(13)	(18)	(59)	(50)
Adjusted EBITDA (non-U.S. GAAP)	$123	$58	$285	$106

15 | Page

TRONOX LIMITED
REVISION OF PREVIOUSLY ISSUED INTERIM UNAUDITED CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS
(Millions of U.S. dollars)

Unaudited Condensed Consolidated Statement of Operations

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	As Reported (1)	Adjustment	Revised	As Reported (1)	Adjustment	Revised
Net sales	$339	$-	$339	$957	$-	$957
Cost of goods sold	290	1	291	877	-	877
Gross profit	49	(1)	48	80	-	80
Selling, general and administrative expenses	(47)	-	(47)	(131)	(4)	(135)
Income (loss) from operations	1	(1)	-	(53)	(4)	(57)
Other income (expense), net	(13)	3	(10)	(22)	-	(22)
Income (loss) from continuing operations before income taxes	(58)	2	(56)	(209)	(4)	(213)
Net income (loss) from continuing operations	(64)	2	(62)	(235)	(3)	(238)
Income (loss) from discontinued operations, net of tax	22	1	23	53	2	55
Net income (loss) attributable to Tronox Limited	(40)	3	(37)	(181)	(1)	(182)
Net income (loss) per share from continuing operations, basic and diluted	(0.54)	0.01	(0.53)	(2.02)	(0.02)	(2.04)
Net income (loss) per share from discontinued operations, basic and diluted	0.19	0.01	0.20	0.46	0.01	0.47
Weighted average shares outstanding, basic and diluted (in thousands)	116,219	116,219	116,219	116,108	116,108	116,108

Unaudited Condensed Consolidated Balance Sheet

	December 31, 2016
	As Reported (1)	Adjustment	Revised
Current assets of continuing operations	$1,067	$-	$1,067
Total assets of discontinued operations	1,668	3	1,671
Total current assets	2,735	3	2,738
Total assets	4,961	3	4,964
Accrued liabilities	138	11	149
Current liabilities of continuing operations	443	10	453
Total liabilities of discontinued operations	110	1	111
Total current liabilities	553	11	564
Total liabilities	3,800	11	3,811
Accumulated deficit	(13)	(6)	(19)
Accumulated other comprehensive loss	(495)	(2)	(497)
Total Tronox Limited shareholders' equity	1,017	(8)	1,009
Total equity	1,161	(8)	1,153
Total liabilities and equity	4,961	3	4,964

(1)	Amounts reflect the results of Alkali as discontinued operations.

Unaudited Condensed Consolidated Statement of Cash Flows

There was no net impact to operating, investing and financing cash flows from the revisions for continuing operations for the nine months ended September 30, 2016.

16 | Page